CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectuses and to the use of our reports dated March 15, 2002 with respect to the consolidated financial statements of Sage Life Assurance of America, Inc. and March 29, 2002 with respect to the financial statements of The Sage Variable Life Account A, included in Amendment No. 5 to the Registration Statement filed on Form S-1 (File No. 333-78583) and related Prospectuses of Sage Life Assurance of America, Inc.



                                                  /s/ERNST & YOUNG LLP




New York, New York
April 25, 2002